BY-LAWS

OF

JOHN HANCOCK COLLATERAL INVESTMENT TRUST

MAY 27, 2009

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Section 6.9	Powers and Duties of the Secretary	6
Section 6.10	Powers and Duties of Assistant Treasurers	6
Section 6.11	Powers and Duties of Assistant Secretaries	6
Section 6.12	Compensation of Officers and Trustees and Members of the Advisory Board	6

ARTICLE VII -- Fiscal Year		7

ARTICLE VIII -- Seal		7

ARTICLE IX -- Sufficiency and Waivers of Notice		7

ARTICLE X -- Amendments		7

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ARTICLE I

DEFINITIONS

All capitalized terms have the respective meanings given them in the Declaration of Trust (“Declaration”) of the John Hancock Collateral Investment Trust (the “Trust”) dated May 19, 2009, as amended or restated from time to time.

ARTICLE II

OFFICES

Section 2.1.    Principal Office.  Until changed by the Trustees, the principal office of the Trust shall be in Boston, Massachusetts.

Section 2.2.    Other Offices.  The Trust may have offices in such other places without as well as within The Commonwealth of Massachusetts as the Trustees may from time to time determine.

ARTICLE III

SHAREHOLDERS

Section 3.1.    Meetings.  Meetings of the Shareholders of the Trust shall be held as provided in the Declaration at such place within or without The Commonwealth of Massachusetts as the Trustees shall designate. The holders of a majority the Outstanding Shares of the Trust present in person or by proxy and entitled to vote shall constitute a quorum at any meeting of the Shareholders of the Trust.

Section 3.2.    Notice of Meetings.  Notice of all meetings of the Shareholders, stating the time, place and purposes of the meeting, shall be given by the Trustees by mail or telegraphic means to each Shareholder at his address as recorded on the register of the Trust mailed at least seven (7) days before the meeting, provided, however, that notice of a meeting need not be given to a Shareholder to whom such notice need not be given under the proxy rules of the Commission under the 1940 Act and the Securities Exchange Act of 1934, as amended. Any adjourned meeting may be held as adjourned without further notice. No notice need be given to any Shareholder who shall have failed to inform the Trust of his current address or if a written waiver of notice, executed before or after the meeting by the Shareholder or his attorney thereunto authorized, is filed with the records of the meeting.

Section 3.3.    Record Date for Meetings and Other Purposes.  For the purpose of determining the Shareholders who are entitled to notice of and to vote at any meeting, or to participate in any distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding sixty (60) days, as the Trustees may determine; or without closing the transfer books the Trustees may fix a date not more than ninety (90) days prior to the date of any meeting of Shareholders or distribution or other action as a record date for the determination of the persons to be treated as Shareholders of record for such purposes, except for dividend payments which shall be governed by the Declaration.

Section 3.4.    Proxies.  At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. A proxy shall be deemed signed if the shareholder’s name is placed on the proxy (whether by manual signature, typewriting or telegraphic transmission) by the shareholder or the shareholder’s attorney-in-fact. Proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Trust. Only Shareholders of record shall be entitled to vote. Each whole share shall be entitled to one vote as to any matter on which it is entitled by the Declaration to vote and fractional shares shall be entitled to a proportionate fractional vote. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy, including a photographic or similar reproduction thereof and a telegram, cablegram, wireless or similar transmission thereof, purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or the legal control of any other person as regards the charge or management of such Share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy. The placing of a Shareholder’s name on a proxy pursuant to telephonic or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such Shareholder shall constitute execution of such proxy by or on behalf of such Shareholder.

Section 3.5.    Quorum.  Except as otherwise provided by law, the Trust’s Declaration or these By-laws, the holders of a majority of the Shares issued and outstanding and entitled to vote at the meeting, present in person, present by means of remote communication in a manner, if any, authorized by the Board of Trustees in its sole discretion, or represented by proxy, shall constitute a quorum for the transaction of business. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

Section 3.6.    Action without Meeting.  For as long as there are under one hundred fifty (150) Shareholders, any action which may be taken by Shareholders may be taken without a meeting if a majority of Outstanding Shares entitled to vote on the matter (or such larger proportion thereof as shall be required by law, the Declaration, or the By-laws) consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders. Such consents shall be treated for all purposes as a vote taken at a meeting of Shareholders.

Section 3.7.    Action at Meeting.  When a quorum is present at any meeting, any matter other than the election of Trustees to be voted upon by the Shareholders at such meeting shall be decided by the vote of the holders of Shares having a majority of the votes cast by the holders of all of the Shares present or represented and voting on such matter, except when a different vote is required by law, the Declaration or these By-laws. When a quorum is present at any meeting, any election by Shareholders of Trustees shall be determined by a plurality of the votes cast by the Shareholders entitled to vote on the election.

Section 3.8.    Inspection of Records.  The records of the Trust shall be open to inspection by Shareholders to the same extent as is permitted shareholders of a Massachusetts business corporation.

ARTICLE IV

TRUSTEES

Section 4.1.    Meetings of the Trustees.  The Trustees may in their discretion provide for regular or stated meetings of the Trustees. Notice of regular or stated meetings need not be given. Meetings of the Trustees other than regular or stated meetings shall be held whenever called by the President, the Chairman or by any one of the Trustees, at the time being in office. Notice of the time and place of each meeting other than regular or stated meetings shall be given by the Secretary or an Assistant Secretary or by the officer or Trustee calling the meeting and shall be mailed to each Trustee at least two days before the meeting, or shall be given by telephone, cable, wireless, facsimile or electronic means to each Trustee at his business address, or personally delivered to him at least one day before the meeting. Such notice may, however, be waived by any Trustee. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice need not specify the purpose of any meeting. The Trustees may meet by means of a telephone conference circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall be deemed to have been held at a place designated by the Trustees at the meeting. Participation in a telephone conference meeting shall constitute presence in person at such meeting. Any action required or permitted to be taken at any meeting of the Trustees may be taken by the Trustees without a meeting if a majority of the Trustees consent to the action in writing and the written consents are filed with the records of the Trustees’ meetings. Such consents shall be treated as a vote for all purposes.

Section 4.2.    Quorum and Manner of Acting.  A majority of the Trustees shall be present in person at any regular or special meeting of the Trustees in order to constitute a quorum for the transaction of business at such meeting and (except as otherwise required by law, the Declaration or these By-laws) the act of a majority of the Trustees present at any such meeting, at which a quorum is present, shall be the act of the Trustees. In the absence of a quorum, a majority of the Trustees present may adjourn the meeting from time to time until a quorum shall be present. Notice of an adjourned meeting need not be given.

ARTICLE V

EXECUTIVE AND OTHER COMMITTEES

Section 5.1.    How Constituted.  The Trustees may, by resolution, designate one or more committees, including an Executive Committee, an Audit Committee and an Administrative Committee, each consisting of at least two Trustees. The Executive Committee shall have the power to conduct the current and ordinary business of the Trust while the Trustees are not in session, including the purchase and sale of securities and the designation of securities to be delivered upon redemption of Shares of the Trust, and such other powers of the Trustees as the Trustees may, from time to time, delegate to them except those powers which by law, the Declaration of Trust or these By-laws they are prohibited from delegating. The powers conferred upon other Trustee committee members would be subject to the same limitations as with respect to the Executive Committee. The Trustees may, by resolution, designate one or more alternate members of any committee to serve in the absence of any member or other alternate member of such committee. Each member and alternate member of a committee shall be a Trustee and shall hold office at the pleasure of the Trustees. The Trustees may designate a chairman of any such Committee. In the absence of such designation the Committee may elect its own Chairman. The Chairman of the Board shall be a member of the Executive Committee.

Section 5.2.    Meetings, Quorum and Manner of Acting.  The Trustees may (1) provide for stated meetings of any Committee, (2) specify the manner of calling and notice required for special meetings of any Committee, (3) specify the number of members of a Committee required to constitute a quorum and the number of members of a Committee required to exercise specified powers delegated to such Committee, (4) authorize the making of decisions to exercise specified powers by written assent of the requisite number of members of a Committee without a meeting, and (5) authorize the members of a Committee to meet by means of a telephone conference circuit.

The Executive Committee shall keep regular minutes of its meetings and records of decisions taken without a meeting and cause them to be recorded in a book designated for that purpose and kept in the office of the Trust.

ARTICLE VI

OFFICERS

Section 6.1.    General Provisions.  The officers of the Trust shall be a President, a Treasurer and a Secretary, who shall be elected by the Trustees. The Trustees may elect or appoint such other officers or agents as the business of the Trust may require, including one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. The Trustees may delegate to any officer or committee the power to appoint any subordinate officers or agents.

Section 6.2.    Election, Term of Office and Qualifications.  The officers of the Trust shall be elected by the Trustees. Except as provided in Sections 6.3 and 6.4 of this Article VI, each officer elected by the Trustees shall hold office at the pleasure of the Trustees. Any two or more offices may be held by the same person. The Chairman of the Board shall be selected from among the Trustees and may hold such office only so long as he/she continues to be a Trustee. Any Trustee or officer may be but need not be a Shareholder of the Trust.

Section 6.3.    Removal.  The Trustees, at any regular or special meeting of the Trustees, may remove any officer with or without cause, by a vote of a majority of the Trustees then in office. Any officer or agent appointed by an officer or committee may be removed with or without cause by such appointing officer or committee.

Section 6.4.    Powers and Duties of the Chairman.  The Chairman shall preside at the meetings of the Shareholders and of the Trustees. He may call meetings of the Trustees and of any committee thereof whenever he deems it necessary.

Section 6.5.    Powers and Duties of the Vice Chairman.  The Trustees may, but need not, appoint one or more Vice Chairman of the Trust. The Vice Chairman shall perform such duties as may be assigned to him or her from time to time by the Trustees or the Chairman.

Section 6.6.    Powers and Duties of the President.  The President shall be the chief executive officer of the Trust and shall preside at all meetings of the Trustees and Shareholders in the absence of the Chairman. Subject to the control of the Trustees and to the control of any Committees of the Trustees, within their respective spheres as provided by the Trustees, he shall at all times exercise general supervision over the business and policies of the Trust. He shall have the power to employ attorneys and counsel for the Trust and to employ such subordinate officers, agents, clerks and employees as he may find necessary to transact the business of the Trust. He shall also have the power to grant, issue, execute or sign such powers of attorney, proxies or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust. The President shall have such other powers and duties, as from time to time may be conferred upon or assigned to him by the Trustees.

Section 6.7.    Powers and Duties of Vice Presidents.  In the absence or disability of the President, the Vice President or, if there be more than one Vice President, any Vice President designated by the Trustees, shall perform all the duties and may exercise any of the powers of the President, subject to the control of the Trustees. Each Vice President shall perform such other duties as may be assigned to him from time to time by the Trustees and the President.

Section 6.8.    Powers and Duties of the Treasurer.  The Treasurer shall be the principal financial and accounting officer of the Trust. He shall deliver all funds of the Trust which may come into his hands to such Custodian as the Trustees may employ. He shall render a statement of condition of the finances of the Trust to the Trustees as often as they shall require the same and he shall in general perform all the duties incident to the office of a Treasurer and such other duties as from time to time may be assigned to him by the Trustees. The Treasurer shall give a bond for the faithful discharge of his duties, if required so to do by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

Section 6.9.    Powers and Duties of the Secretary.  The Secretary shall keep the minutes of all meetings of the Trustees and of the Shareholders in proper books provided for that purpose; he shall have custody of the seal of the Trust; he shall have charge of the Share transfer books, lists and records unless the same are in the charge of a transfer agent. He shall attend to the giving and serving of all notices by the Trust in accordance with the provisions of these By-laws and as required by law; and subject to these By-laws, he shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Trustees.

Section 6.10.    Powers and Duties of Assistant Treasurers.  In the absence or disability of the Treasurer, any officer designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Treasurer. Each officer shall perform such other duties as from time to time may be assigned to him by the Trustees. Each officer performing the duties and exercising the powers of the Treasurer, if any, and any Assistant Treasurer, shall give a bond for the faithful discharge of his duties, if required so to do by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

Section 6.11.    Powers and Duties of Assistant Secretaries.  In the absence or disability of the Secretary, any Assistant Secretary designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Secretary. Each Assistant Secretary shall perform such other duties as from time to time may be assigned to him by the Trustees.

Section 6.12.    Chief Compliance Officer.  There shall be a Chief Compliance Officer who shall oversee the compliance program maintained by the Trust for complying with applicable federal securities laws as prescribed by Rule 38a-1 under the 1940 Act, as amended or any successor rule. The person holding such office shall be considered an officer of the Trust for all purposes, including as to indemnification by the Trust.

Section 6.13.    Compensation of Officers and Trustees and Members of the Advisory Board.  Subject to any applicable provisions of the Declaration, the compensation of the officers and Trustees and members of an advisory board shall be fixed from time to time by the Trustees or, in the case of officers, by any Committee or officer upon whom such power may be conferred by the Trustees. No officer shall be prevented from receiving such compensation as such officer by reason of the fact that he is also a Trustee.

ARTICLE VII

FISCAL YEAR

The fiscal year of the Trust shall be established by resolution of the Trustees.

ARTICLE VIII

SEAL

The Trustees may adopt a seal which shall be in such form and shall have such inscription thereon as the Trustees may from time to time prescribe but the absence of a seal shall not impair the validity or execution of any document.

ARTICLE IX

SUFFICIENCY AND WAIVERS OF NOTICE

Whenever any notice whatever is required to be given by law, the Declaration or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. A notice shall be deemed to have been sent by mail, telegraph, cable, wireless, facsimile or electronic means for the purposes of these By-laws when it has been delivered to a representative of any entity holding itself out as capable of sending notice by such means with instructions that it be so sent.

ARTICLE X

AMENDMENTS

These By-laws, or any of them, may be altered, amended or repealed, or new By-laws may be adopted by a vote of a majority of the Trustees, provided, however, that no By-law may be amended, adopted or repealed by the Trustees if such amendment, adoption or repeal requires, pursuant to federal or state law, the Declaration or these By-laws, a vote of the Shareholders.

END OF BY-LAWS